UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                                  CURENT REPORT

    Pursuant  to  Section  13  OR  15(d) of the Securities Exchange Act of 1934

                                February 25, 2004
                Date of Report (Date of earliest reported event)

                          Sentry Technology Corporation
             (Exact name of registrant as specified in its chapter)

         Delaware                   1-12727               96-11-3349733
 (State or other jurisdiction     (Commission           (IRS  Employer
    of incorporation)             File  Number)         Identification number)


          1881 Lakeland Avenue,      Ronkonkoma, New York       11779
  (Address  of  principal  executive  offices)                (Zip Code)

                                  631-739-2100
               Registrant's telephone number, including area code


                                      None
         (Former name or former address, if changed since last report )

             INFORMATION  TO  BE  INCLUDED  IN  THE  REPORT


Item  5.  Other  Events.

     A copy of the Company's News Release issued on February 25, 2004 is filed as an exhibit to this report and is incorporated in this report by reference.


Item  7.  Financial  Statements  and  Exhibits.

Exhibit  99.1          Company  News  Release  dated  February  25,  2004


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      Sentry  Technology  Corporation

Date:  2/26/04
                                      By: /s/ Peter J. Mundy
                                          ---------------------------------
                                          Peter  J.  Mundy,  VP  and  CFO

EXHIBIT  INDEX

99.1     Company  News  Release  dated  February  25,  2004.





                                                                EXHIBIT 99.1

***FOR IMMEDIATE RELEASE***


SENTRY TECHNOLOGY TO RAISE $2,000,000 WITH MAJOR NORTH AMERICAN VENTURE FUND AND
                               ACQUIRE ID SYSTEMS

     RONKONKOMA,  N.Y.,  February 25, 2004 -- Sentry Technology Corporation (OTC
Bulletin Board: SKVY) announced today that Sentry has signed a term sheet to raise $2,000,000 in secured convertible debt with a venture fund (the VC Fund), managed by a multibillion-dollar North American company.

Key  terms  of  the  transaction  are  as  follows:

-     Four-year  term.
-     Interest  rate  of  8%.
-     Redeemable  at  Sentry's  option  after  18  months.
- Conversion price equal to the market price, at time of conversion, less a discount of 30% with a maximum conversion price of $0.12 per share.
- Conversion is at the option of the VC Fund when market share price is equal to or greater than $0.17 per share or with the approval of Sentry's Board of Directors when the market share price is less than $0.17 per share
- Sentry will provide most favored pricing to all VC Fund affiliates and expects to be a supplier of security and identification products to them.
- The VC Fund will be issued warrants for 5,000,000 shares of Sentry common stock, priced at $0.15 per share, exercisable anytime within the next four years.
-     The  VC  Fund will be entitled to one seat on Sentry's Board of Directors.
- As a condition of the financing, Sentry will be required to acquire ID Security Systems Canada Inc. ("ID Canada") and ID Systems USA Inc., Collectively referred to as ID Systems.

     Sentry's Board of Directors and shareholders owning a majority of Sentry common stock have approved the proposed transaction with the VC Fund, which is subject to customary due diligence and expected to close during the next 45 days.

     In a related transaction, Dialoc ID Holdings B.V. ("Dialoc") has agreed to sell 39,066,927 Sentry common shares (representing approximately 46% of the total issued and outstanding shares of Sentry) and all of the stock of ID Systems, to Saburah Investments Inc. ("Saburah"). ID Systems is a Toronto based company engaged in anti-shoplifting technology, security labeling, radio frequency identification (RFID), access control and library security. Peter L. Murdoch, President and CEO of Sentry and President of ID Systems is the owner of Saburah. The price to be paid to Dialoc by Saburah and Murdoch for Sentry and ID Systems shares in cash, debt assumption and other consideration is approximately $3.6 million plus the surrender of Murdoch's 15% interest in Dialoc. Saburah has also agreed to make a substantial payment to Dialoc in the future equal to approximately 6% of any payment it receives from Checkpoint Systems Inc. (NYSE:CKP) resulting from litigation brought by ID Canada against Checkpoint. ID Canada is appealing the reduction of the original jury award of $79.2 million. The appeal is scheduled to be heard during the last week of March.


     As a condition of the VC Fund financing, Sentry has agreed to purchase ID Systems from Saburah in exchange for 30,000,000 Sentry common shares. The price to be paid per Sentry share will be approximately $0.12. An opinion has been provided to a special committee of Sentry's Board of Directors by Corporate Valuation Services confirming that both the price paid for the acquisition of ID Systems and the agreed conversion price of the proposed VC Fund debt are fair from the point of view of Sentry shareholders. Although Sentry will not obtain an interest in the Checkpoint Systems litigation, Saburah and Sentry have agreed that Sentry may require Saburah to purchase additional Sentry shares equal to approximately 4.5% of any amount received by Saburah from the Checkpoint litigation, to a maximum of $1,000,000. The price per share will be determined by market conditions if and when the call is made. This transaction represents the maximum future benefit that may flow to Sentry and ID Systems as a result of the Checkpoint lawsuit.


     Other benefits flowing to Sentry/ID Systems via the purchase of ID Systems are as follows:

- ID Systems and Sentry continue as the exclusive distributor in North and South America for a period of five years for all Dialoc products Including Laserfuse radio frequency security labels and all RFID products.
- Dialoc becomes the exclusive distributor in Europe and Asia of labels manufactured by ID Systems' security label manufacturing subsidiary, Custom Security Industries Inc. ("CSI").
- CSI acquires the right to purchase Laserfuse raw material for processing into finished security labels in its Toronto plant in order to reduce the cost of production.
- CSI acquires the option to purchase a non-exclusive license to manufacture complete Laserfuse security labels for a period of 10 years subject to the payment of $500,000 and a running royalty of $0.001 per label.
- Dialoc will continue to be a dealer for Sentry products in Europe and Asia.

     ID Systems' management including Dr. Morton Roseman, President of CSI and Peter Murdoch will invest $100,000 each to complete the proposed transaction between Saburah and Dialoc. Furst Capital Partners LLC and associates will invest $900,000 of equity in the combined transaction. Mr. Robert Furst is a long-standing member of Sentry's Board of Directors. On completion of these transactions and prior to the VC Fund conversion, Peter Murdoch, directly or indirectly through his ownership of Saburah, will own or control 47.4 % of the outstanding common stock of Sentry.

     "We expect this transaction will be very beneficial for Sentry shareholders", said Peter L. Murdoch, President and CEO of Sentry Technology Corporation. "Sentry will acquire ID Systems, a profitable business generating 2003 EBITDA of approximately $700,000; obtain immediate financing of $2,000,000 from the VC Fund; enjoy future business opportunities through the VC Fund affiliates; and, receive financing of up to $1,000,000 following the successful conclusion of ID Canada's litigation against Checkpoint."

     Mr. Murdoch also stated; "The separation from Dialoc ID Holdings B.V. will allow both Dialoc and Sentry/ID Systems to better focus on developing their respective markets while continuing cooperation between the companies through ongoing mutual distribution agreements. In addition, the investment by the Company's senior managers and the expected investment by the major venture fund, is a strong vote of confidence in the future of Sentry/ID Systems."

     Sentry Technology Corporation designs, manufactures, sells and installs a complete line of Radio Frequency (RF) and Electro-Magnetic (EM) EAS systems and Closed Circuit Television (CCTV) solutions. The CCTV product line features SentryVision, SmartTrack, a proprietary, patented traveling Surveillance System. The Company's products are used by retailers to deter shoplifting and internal theft and by industrial and institutional customers to protect assets and people. The Company's partnership with Dialoc ID Holdings, B.V. expands the Company's product offering to include proximity Access Control and Radio Frequency Identification (RFID) solutions. For further information, please visit our Web site at www.sentrytechnology.com.

                                      # # #

This press release may include information that could constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements may involve risk and uncertainties that could cause actual results to differ materially from any future results encompassed within the forward-looking statements. Factors that could cause or contribute to such differences include those matters disclosed in the Company's Securities and Exchange Commission filings.